Press Release

April 25, 2019	FOR IMMEDIATE RELEASE
CTS Announces First Quarter 2019 Results
Steady performance in challenging market
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced first quarter 2019 results.

•	Sales were $117.6 million, up 3.6% year-over-year. Sales to the transportation end market increased 6.1%, and sales to other end markets decreased 1.1%.

•	Net earnings were $11.4 million or $0.34 per diluted share, compared to $11.5 million or $0.34 in the first quarter of 2018.

•	Adjusted EPS was $0.39 per diluted share, up from $0.34 in the first quarter of 2018.

•	Total Booked Business was $1.865 billion at the end of the first quarter of 2019.
“We delivered steady performance in the first quarter,” said Kieran O’Sullivan, CEO of CTS Corporation. “We remain cautious on the industrial and transportation end markets. We continue to focus on driving profitable top line growth, expanding operating leverage, and advancing our strategic plans.”
2019 Guidance
Management reaffirms its full year guidance. 2019 sales are expected to be in the range of $460 to $500 million, and adjusted earnings per diluted share for 2019 are expected to be in the range of $1.50 to $1.70.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the first quarter financial results. The dial-in number is 888-205-6786 (720-543-0301, if calling from outside the U.S.). The passcode is 239687. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Thursday, May 9, 2019. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 4124584. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

www.ctscorp.com

About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer
CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA
Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
###

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2019	2018
Net sales	$117,625	$113,530
Cost of goods sold	77,010	75,097
Gross Margin	40,615	38,433
Selling, general and administrative expenses	17,522	17,372
Research and development expenses	6,791	6,507
Restructuring charges	2,084	1,195
Operating earnings	14,218	13,359
Other income (expense):
Interest expense	(466)	(541)
Interest income	432	482
Other income, net	96	2,004
Total other income (expense), net	62	1,945
Earnings before income taxes	14,280	15,304
Income tax expense	2,861	3,756
Net earnings	$11,419	$11,548
Earnings per share:
Basic	$0.35	$0.35
Diluted	$0.34	$0.34

Basic weighted – average common shares outstanding:	32,807	32,975
Effect of dilutive securities	463	540
Diluted weighted – average common shares outstanding	33,270	33,515

Cash dividends declared per share	$0.04	$0.04

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	March 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$100,708	$100,933
Accounts receivable, net	82,326	79,518
Inventories, net	42,521	43,486
Other current assets	16,670	15,422
Total current assets	242,225	239,359
Property, plant and equipment, net	99,052	99,401
Operating lease assets, net	24,438	—
Other Assets
Prepaid pension asset	55,216	54,100
Goodwill	71,057	71,057
Other intangible assets, net	58,494	60,180
Deferred income taxes	20,901	22,201
Other	2,625	2,043
Total other assets	208,293	209,581
Total Assets	$574,008	$548,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	52,884	51,975
Operating lease obligations	2,076	—
Accrued payroll and benefits	9,301	14,671
Accrued liabilities	33,243	37,347
Total current liabilities	97,504	103,993
Long-term debt	50,000	50,000
Long-term operating lease obligations	25,155	—
Long-term pension and other post-retirement obligations	6,437	6,510
Deferred income taxes	4,050	3,990
Other long-term obligations	3,969	5,919
Total Liabilities	187,115	170,412
Commitments and Contingencies
Shareholders’ Equity
Common stock	307,664	306,697
Additional contributed capital	40,371	42,820
Retained earnings	488,951	478,847
Accumulated other comprehensive loss	(96,548)	(97,739)
Total shareholders’ equity before treasury stock	740,438	730,625
Treasury stock	(353,545)	(352,696)
Total shareholders’ equity	$386,893	$377,929
Total Liabilities and Shareholders’ Equity	$574,008	$548,341

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended
	March 31, 2019	March 31, 2018
GAAP diluted earnings per share	$0.34	$0.34

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.05	0.03
Foreign currency gain	(0.01)	(0.04)
Non-recurring costs of tax improvement initiatives	—	0.01
Non-cash pension expense	0.01	—
Adjusted diluted earnings per share	$0.39	$0.34

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
	March 31, 2019	March 31, 2018
Depreciation and amortization expense	$5,924	$5,483
Stock-based compensation expense	$1,214	$923

www.ctscorp.com

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

www.ctscorp.com